EXHIBIT 99.1

FOR RELEASE AT
1:01 p.m. EST
11.23.2007

ISILON RECEIVES NASDAQ NOTICE DUE TO DELAY IN FILING FORM 10-Q

SEATTLE, WA — November 23, 2007 — Isilon® Systems, Inc. (Nasdaq: ISLN) today announced that the company received, as expected, a Nasdaq Staff Determination letter on November 21, 2007, indicating that the company is not in compliance with the Nasdaq continued listing requirements set forth in Marketplace Rule 4310(c)(14). The Determination letter relates to the delayed filing of the company’s Form 10-Q for the third quarter of 2007 ended September 30, 2007. Isilon plans to request a hearing before the Nasdaq Listing Qualifications Panel. Pending a decision by the Panel, Isilon shares will remain listed on the Nasdaq Global Market. However, there can be no assurance that the Panel will grant the company’s request for continued listing.
About Isilon
Isilon Systems (Nasdaq: ISLN) is the worldwide leader in clustered storage systems and software for digital content and unstructured data, enabling enterprises to transform data into information –and information into breakthroughs. Isilon’s award-winning family of IQ clustered storage systems combines Isilon’s OneFS® operating system software with the latest advances in industry-standard hardware to deliver modular, pay-as-you-grow, enterprise-class storage systems. Isilon’s clustered storage solutions speed access to critical business information while dramatically reducing the cost and complexity of storing it. Information about Isilon can be found at http://www.isilon.com.
Safe Harbor Statement

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Act of 1934, as amended, relating to the company’s plans to request a hearing before a Nasdaq Listing Qualifications Panel and whether the Nasdaq Listing Qualifications Panel will grant the company’s request for continued listing. These statements are not guarantees of future performance. These forward-looking statements are based on expectations as of this date and assumptions which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “intends” and “expects,” among others, generally identifies forward-looking statements. However, these words are not the exclusive means of identifying such statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. There can be no assurances that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include the following: the results and timing of the review being conducted by the company’s Audit Committee; the review by the company’s independent registered public accounting firm of the results and findings of the Audit Committee’s review; the impact, if any, of such results or findings on the historical financial statements of the company; the company’s inability to timely file reports with the Securities and Exchange Commission and any resulting impact on its ability to meet Nasdaq continued listing requirements; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to any of the matters described in this press release, including litigation already initiated against the company. Therefore, any forward-looking statements should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC for other important risk factors that could cause actual results to differ materially from those contained in any forward-looking statements.

Except as required by law, Isilon Systems, Inc. undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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Contacts:

Press:

Jay Wampold, Senior Director of Marketing and Communications, Isilon Systems,
+1-206-315-7620, jay.wampold@isilon.com

Investors:

Rosemary Moothart, Director of Investor Relations, Isilon Systems,
+1-206-315-7509, rosemary.moothart@isilon.com